Exhibit 10.22

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated August 4, 2001 by and between Retek Inc., a Delaware corporation (the “Company”), and John Buchanan (the “Executive”) and effective July 1, 2003.

          WHEREAS, the Executive and the Company are parties to that certain Employment Agreement dated August 4, 2001, and mutually desire to amend the same as set forth herein,

          NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

     1.     Section 2 “Term” is amended in its entirety as follows:

“2. Term. The Executive’s employment by the Company hereunder (the “Employment Period”) shall begin on July 1, 2003 (the “Effective Date”) and end on September 30, 2004 (“The Initial Term”). This Agreement shall automatically renew for additional one (1) year terms commencing October 1, 2005 and October 1, 2006 (each “a “Renewal Term”) on the same terms and conditions as set forth herein, subject however to the unilateral option of the Board of Directors of the Company to terminate any annual Renewal Term, said option to be exercised by written Notice not less than thirty days prior to the commencement of any Renewal Term; provided however, that if the Board of Directors exercises the option to terminate the Agreement prior to the start of any Renewal Term, the Executive shall receive all compensation and related consideration under Section hereof, and shall further immediately vest one hundred percent (100%) of the then outstanding unvested stock options held by Executive as of the date of notice of exercise of the option to terminate. For purposes of this Agreement the terms “Initial Term” and “Renewal Term” collectively mean the “Employment Period”.

     2.     Section 5 “Compensation and Related Matters” subsections (a) and (b) are amended in by deleting existing subsections (a) and (b) and substituting therefore as follows:

          “5. Compensation and Related Matters.

(a) Base Salary. During the Employment Period, the Company shall pay the Executive an annualized base salary at the rate of not less than $6,000 per year and prorated for period of less than a full year (“Base Salary”) payable monthly in $500 increments. The Executive’s Base Salary shall be paid in approximately equal installments in accordance with the Company’s customary payroll practices. If the Executive’s Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement.”

          "(b) Bonus. No bonus shall be paid to Executive.”

          3. Section 8 “Compensation Upon Termination or During Disability” subsections (a) and (b) are amended in by deleting existing subsections (a) and (b) and substituting therefore as follows:

“8. Compensation Upon Termination or During Disability. In the event the Executive is disabled or his employment terminates during the Employment Period, the Company shall provide the Executive with the payments and benefits set forth below. The Executive acknowledges and agrees that the payments set forth in this Section 8 constitute liquidated damages for termination of his employment during the Employment Period.

(a) Termination By Company without Cause, by Executive for Good Reason, or by Reason of Disability or Death. If the Executive’s employment is terminated by the Company without Cause, by the Executive for Good Reason, or by Reason of Disability or Death:

(i) the Company shall pay to the Executive, within thirty days of the Date of Termination, a lump sum payment equal to the sum of (A) annualized Base Salary through the End Date, and (B) shall vest as of the Date of Termination one hundred (100%) percent of his then unvested stock options as reflected in the records of the employee stock option plan administrator for the Company;”

********************************************************

"(b) Cause or By Executive Without Good Reason. If the Executive’s employment is terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall provide the Executive with his Base Salary through the Date of Termination and pay for the reimbursement of expenses under Section 5(c) hereof and shall have no further obligation to the Executive hereunder.”

          4.     Section 12 “Notice” is amended by deleting Executive’s and Company’s addresses and substituting the following address:

If to the Executive: Or at his residence address most recently filed with the Company.

If to the Company:

Retek Inc. 950 Nicollet Mall Minneapolis, MN 55403 Attention: Chief Financial Officer

          5. Effect of Amendment No. 1. Except to the extent amended herein, all other terms and conditions shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

RETEK INC.

By:

EXECUTIVE

John Buchanan